EXECUTION VERSION

                                   Exhibit 4.1
                                   -----------

                            SECURED PROMISSORY NOTE

$2,600,000                                                      October 25, 2004

        FOR VALUE RECEIVED, each of INNAPHARMA, INC., a Delaware corporation, and TETRAGENEX PHARMACEUTICALS, INC., a Delaware corporation, (each a "BORROWER" and, collectively, the "BORROWERS") hereby jointly and severally promises to pay to the order of KBC BANK N.V. as administrative agent (in such capacity the "ADMINISTRATIVE AGENT") for itself and EACH OF THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME (each, including KBC Bank N.V., a "LENDER" and, collectively, the "LENDERS") the principal sum of TWO MILLION SIX HUNDRED THOUSAND DOLLARS ($2,600,000), together with interest thereon under this secured promissory note (as amended, restated, supplemented or otherwise modified from time to time, this "NOTE") from July 24, 2004 until paid in full. Each Borrower is jointly and severably liable to the Administrative Agent and the Lenders for all obligations arising hereunder and in connection herewith.

        The principal outstanding on this Note, together with accrued interest to date, shall be due and payable on the date that is 53 months after the Effective Date (the "MATURITY DATE"). The outstanding principal balance of this Note shall bear interest (computed on the basis of a 365-day year) from July 24, 2004 until paid in full, at a rate per annum equal to the lesser of 3% or the maximum rate of interest permitted under applicable law. Notwithstanding the foregoing, from and after the Maturity Date, or such earlier date as all amounts owing under this Note become due and payable by acceleration or otherwise (including as a result of any Event of Default), the outstanding amounts under this Note shall bear simple interest until paid in full at a default rate per annum (computed on the basis of a 365-day year) equal to the lesser of 7% or the maximum rate of interest permitted under applicable law.

        All payments shall be made in lawful money of the United States of America to the Administrative Agent for the benefit of the Lenders. Any payment on this Note shall be credited first to default interest (if any), next to accrued interest then due and payable and the remainder applied to principal, PROVIDED, HOWEVER, that in the event that the Administrative Agent or any Lender receives any payment from either Borrower other than the Administrative Fee, prior to the payment in full by the Borrowers of the Cash Payments, such payment shall be applied as part of the Cash Payments and shall not reduce the amount due hereunder until the Cash Payments have been made in full. Upon receipt of any monies from either Borrower, the Administrative Agent shall pay such monies to each Lender in proportion to the amount owed by the Borrowers to such Lender as set forth on Schedule 1 hereto.

        1.      DEFINITIONS AND RULES OF INTERPRETATION.

                (a) DEFINITIONS. Unless the context otherwise requires, the following capitalized terms when used in this Note shall have the following meanings:

        "ADMINISTRATIVE AGENT" has the meaning provided in the preamble hereto.

        "AFFILIATE" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 5% or more of any class of voting securities of the Person specified.

        "BORROWER" and "BORROWERS" have the meaning provided in the preamble hereto.

        "CASH PAYMENTS" means the Initial Cash Payment and the Second Cash Payment. For the sake of clarity, no payment of the Cash Payments shall reduce the amount of principal, interest or default interest owed hereunder.

        "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

        "COLLATERAL" has the meaning provided in SECTION 7 hereto.

        "CONVERSION PRICE" has the meaning provided in SECTION 8 hereto.

        "CONVERSION RIGHT" has the meaning provided in SECTION 8 hereto.

        "CONVERSION SHARES" has the meaning provided in SECTION 8 hereto.

        "EFFECTIVE DATE" means the date on which the Plan becomes effective.

        "EVENT OF DEFAULT" has the meaning provided in SECTION 5 hereto.

        "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "INITIAL CASH PAYMENT" means a $600,000 payment required under the Plan to be made by the Borrowers to the Lenders on or prior to the Effective Date.

        "ISSUED PATENTS" has the meaning provided in the Security Agreement.

        "KBC" or "KBC PARTIES" means Keijser Securities N.V., formerly known as KBC Securities Nederland N.V.; KBC Securities N.V.; KBC Bank N.V.; KBC Verzekeringen N.V.; Fidea N.V.; KBC Private Equity Fund Biotech N.V.; and KBC Equity Fund N.V., together with each of their predecessors, successors and assigns.

        "KBC INDEMNIFIED PARTIES" means the KBC Parties together with each of the KBC Parties' respective officers, directors, employees, affiliates, predecessors, successors and assigns.

        "LENDER" and "LENDERS" have the meaning provided in the preamble hereto.

        "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest or similar encumbrance in, on or of such asset, whether or not filed, recorded or otherwise perfected as or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "LOAN DOCUMENTS" means this Note, the Security Agreement and any other agreement or instrument granting a Lien on the property of either Borrower in favor of the Administrative Agent for the benefit of the Lenders, and any financing statements, notices and the like filed, recorded or delivered in connection with the foregoing. "Loan Document" means any one of the Loan Documents.

        "MANDATORY PREPAYMENT" means any payment required to be made to the Lenders or the Administrative Agent pursuant to clause (r) of SECTION 4.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, prospects, assets or financial condition of the Borrower, (b) the rights or interest of the Lenders under the Loan Documents or on any security interest granted pursuant thereto or the value thereof, or (c) the ability of the Borrowers to comply with their obligations hereunder.

        "MATURITY DATE" has the meaning provided in the preamble hereto.

        "MERGER AGREEMENT" means the Agreement and Plan of Merger, to be dated on or about the Effective Date, by and between Innapharma, Inc. and Tetragenex Pharmaceuticals, Inc.

        "MILESTONE PAYMENTS" means any and all consideration received by either Borrower on account of or with respect to the Collateral, including consideration realized in respect of any license or encumbrance of the Collateral (or grant of a license or freedom of use with respect to the Collateral).

        "NOTE" has the meaning provided in the preamble hereto.

        "PATENT APPLICATION" has the meaning provided in the Security Agreement.

        "PATENT LICENSE" has the meaning provided in the Security Agreement.

        "PATENT RIGHTS" has the meaning provided in the Security Agreement.

        "PERFECTED COLLATERAL" means all Collateral of the Borrowers located in or subject to the laws of the United States, Canada, Germany, France and the United Kingdom or any Governmental Authority related to any of the foregoing.

        "PERSON" means and includes an individual, corporation, limited liability company, partnership, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

        "PLAN" means the Modified Third Amended Plan of Reorganization of Innapharma, Inc., dated February 19, 2004, under Chapter 11 of the Bankruptcy Code.

        "PTO" means the United States Patent and Trademark Office or with respect ot any non-U.S. patents, a similar office under applicable law.

        "SECOND CASH PAYMENT" means a $600,000 payment required under the Plan to be made by the Borrowers to the Lenders on or before the date that is 365 days after the Effective Date.

        "SECURITY AGREEMENT" means that certain patent security agreement, dated as of the date hereof, made by the Borrowers in favor of KBC Bank N.V. as the administrative agent for the benefit of itself and each of the Lenders.

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

        "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings or fees of any nature (including interest, penalties and additions thereto) imposed by any Governmental Authority.

        RULES OF INTERPRETATION. The following rules of interpretation apply to this Note and the Security Agreement:

                        (i) The singular includes the plural and the plural includes the singular.

                        (ii)    "or" is not exclusive.

                        (iii) A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

                        (iv) A reference to a Person includes its permitted successors and permitted assigns.

                        (v) Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

                        (vi) The words "include", "includes" and "including" are not limiting.

                        (vii) A reference to a Section, Exhibit, Schedule or Annex is to the Section, Exhibit, Schedule or Annex of such document unless otherwise indicated. Exhibits, Schedules or Annexes to any document shall be deemed incorporated by reference in such document. A reference to any Exhibit, Schedule or Annex of a document shall mean such Exhibit, Schedule or Annex as, amended, modified or supplemented from time to time in accordance with the terms of this Note or the Security Agreement, as applicable.

                        (viii) References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

                        (ix) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Note or any other Loan Document shall refer to such document as a whole and not to any particular provision of such document.

        2. CONDITIONS PRECEDENT. The obligation of the Lenders to extend credit to the Borrowers as provided for hereunder is subject to the satisfaction or waiver by the Administrative Agent of each of the following conditions precedent:

                (a) Innapharma, Inc., together with each of its respective officers, directors, employees, shareholders, affiliates, predecessors, successors and assigns, shall have dismissed with prejudice the complaint against KBC, Ruth Devenyns and Samer Mansour (filed as Adversary Proceeding No. 8-04-08204-sb in the chapter 11 case of Innapharma, Inc., and referred to in this clause (b) as the "ADVERSARY PROCEEDING"), and shall have released and forever discharged the aforementioned parties from any and all claims, actions, causes of action, suits, debts, damages, losses, obligations, demands, attorneys' fees and liabilities, whether known or unknown, billed or unbilled, whether sounding in tort, contract or otherwise, whether anticipated or unanticipated, both in law and in equity, including such claims or causes of action arising from or relating to the Adversary Proceeding, the Plan, and the Note and all other Loan Documents;

                (b) Neither Borrower shall have transferred, disposed of, licensed or granted any license or freedom of use with respect to the Collateral, or otherwise encumbered in any way any of the Collateral in existence as of April 15, 2003, other than (i) pursuant to this Note and the other Loan Documents and (ii) any immaterial patent application which was abandoned after such date;

                (c) The Debtor shall have paid: (i) to the Lenders, and each Lender shall have received in proportion to such Lender's percentage interest as provided in SCHEDULE 1 hereto, $600,000 less the amount paid to the Administrative Agent pursuant to SECTION 10; PROVIDED, that, for the sake of clarity, such payment shall not constitute payment of any amount owed under this Note and (ii) to the Administrative Agent, all amounts due and payable pursuant to SECTION 10;

                (d) Any and all existing Liens on the Collateral shall have been released by any and all parties holding such Liens;

                (e) The Borrowers shall have delivered valid and perfected first priority liens on the Collateral to the Administrative Agent for the benefit of the Lenders;

                (f) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, the Security Agreement and the Assignment of Patents (as defined in the Security Agreement) duly executed by the Borrowers (with as many duplicate originals as may be required, or expected to be required, for filing purposes), together with: (i) Uniform Commercial Code financing statements authorized by Borrower to be filed in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the security interests created by the Security Agreement, (ii) a SCHEDULE A to the Security Agreement with a detailed list of all patents held by either Borrower (whether held in the United States or any other country) which shall be subject to the lien thereunder, and (iii) such other agreements or instruments duly executed by the Borrowers and any other party thereto that the Administrative Agent may deem necessary or desirable in order to perfect the first priority security interests created by the Security Agreement, including any agreements and documents for filing and recording with the PTO or any other patent office in any country or jurisdiction and powers-of-attorney related thereto;

                (g) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Note, the Security Agreement and each Loan Document to which it is a party and the other documents to be delivered hereunder; and

                (h) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other agreements, instruments, documents and certificates duly executed or otherwise authorized by Borrower as may be reasonably requested by Lender.

        3. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and each Lender to enter into this Note, each Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business or operations; Borrower is not organized under the laws of any other jurisdiction;

                (b) Borrower's chief executive office is, and has since January, 2000, been, located at 1 Maynard Drive, Park Ridge, New Jersey. Prior thereto, the Borrower's office was located at 400 Rella Boulevard, Suffern, New York 10901 for a period in excess of one year;

                (c) Such Borrower has taken all corporate action necessary for the authorization, execution and delivery of this Note and the other Loan Documents, and the performance of all obligations of such Borrower hereunder and thereunder;

                (d) The execution, delivery and performance of this Note and the other Loan Documents will not violate, conflict with, contravene, or constitute a default under or result in a Lien upon assets of such Borrower pursuant to, (i) any applicable law or regulation, (ii) any charter document of such Borrower, or (iii) any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting such Borrower or its properties;

                (e) After giving effect to the transactions contemplated by the Merger Agreement, the authorized capital stock of Tetragenex Pharmaceuticals, Inc. will be (i) 5,000,000 shares of "blank check" preferred stock, $0.01 par value per share, none of which will be issued or outstanding, and (ii) 50,000,000 shares of common stock, $0.01 par value per share, of which at least 381,000 shares will have been duly reserved for issuance upon any Conversion;

                (f) The Borrowers have good and marketable title to the Collateral, free of all Liens and other encumbrances (other than the Liens created by the Loan Documents);

                (g) All filings, recordings and other actions required to provide the Administrative Agent, for the benefit of the Lenders, with a valid and perfected first priority security interest in the Perfected Collateral in existence as of the date hereof, subject to no Liens, have been taken;

                (h) Such Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on the business or property of such Borrower or on the Collateral;

                (i) There are no actions or proceedings pending, or to the best knowledge of such Borrower, threatened by or against such Borrower;

                (j) This Note and the other Loan Documents constitute the valid and legally binding obligations of such Borrower enforceable in accordance with their respective terms;

                (k) The board of directors of each Borrower has approved the Plan; this Note, the Security Agreement and any other agreement, contract, instrument or document executed or otherwise authorized (or to be executed or otherwise authorized) in connection with this Note or the Security Agreement; and

                (l) Each condition precedent to the effectiveness of this Note set forth in SECTION 2 hereto (A) has been satisfied or (B) has been waived in writing by the Administrative Agent.

        4. COVENANTS. So long as any part of the indebtedness contemplated by this Note remains unpaid or any other obligation under this Note or any other Loan Document remains outstanding, each Borrower shall comply with the following covenants:

                (a) Such Borrower shall not create, incur, assume or permit to exist any Lien on any of the Collateral other than (i) the Liens in favor of the Administrative Agent pursuant to this Note and the other Loan Documents, or
(ii) such Liens as shall be expressly junior to the Liens grated to or for the benefit of the Lenders pursuant to the Loan Documents;

                (b) Such Borrower shall comply with all obligations of such Borrower in favor of the Administrative Agent and each Lender under the Plan, including making the Cash Payments when due;

                (c) Such Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders (including, without limitation, the Internal Revenue Code and all regulations promulgated in connection therewith) of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which such Borrower is now doing business or may hereafter be doing business, except any thereof that could not reasonably be expected (in the aggregate) to have a Material Adverse Effect;

                (d) Such Borrower shall at all times preserve and keep in full force and effect its corporate existence, except that Innapharma, Inc. may merge with and into Tetragenex Pharmaceuticals, Inc. pursuant to the Merger Agreement;

                (e) Such Borrower will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower unless (i) such transaction is on terms that are no less favorable to the Borrower than those that would have been obtained in an arm's-length transaction by the Borrower with an unrelated Person and (ii) if such transaction relates to the Collateral, the Administrative Agent provides its prior written approval of such transaction;

                (f) Such Borrower shall not take any action or do any thing which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                (g) Such Borrower shall promptly, upon any officer of such Borrower obtaining knowledge of (i) the institution or threatened institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting such Borrower or any property of such Borrower not previously disclosed by such Borrower to the Administrative Agent, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Borrower or any property of such Borrower, give notice thereof to the Administrative Agent and provide such other information as may be reasonably available to such Borrower to enable the Administrative Agent and its counsel to evaluate such matter;

                (h) Such Borrower shall maintain accurate books and records in accordance with generally accepted accounting principles and permit the Administrative Agent, upon reasonable notice given, to inspect such books and records;

                (i)     Such Borrower shall deliver to the Administrative Agent
(i) quarterly financial statements of such Borrower and any subsidiaries of such Borrower that such Borrower has filed with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, which financial statements (if any) shall include (A) statements of income and cash flows and (B) balance sheets, in each case within 60 days of the end of each fiscal quarter of such Borrower, (ii) all financial statements, reports, certificates and other information provided to the shareholders of such Borrower and (iii) with reasonable promptness, such other information and data with respect to any of the Collateral as from time to time may be reasonably requested by the Administrative Agent to enable the Administrative Agent to confirm compliance by such Borrower with the covenants contained herein;

                (j) Such Borrower shall pay all liens, taxes, assessments and other governmental charges, PROVIDED, HOWEVER, that nothing herein contained shall require such Borrower to pay any tax or other lien so long as its validity is being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with generally accepted accounting principles;

                (k) Such Borrower has such insurance policies relating to property, casualty, fire, public liability insurance, and insurance covering intellectual property infringement or misappropriation as are listed on Schedule 2 hereto, will maintain in full force and effect all such policies during the term of this Note, and upon reasonable request, promptly deliver to the Administrative Agent copies of such policies;

                (l) Such Borrower shall furnish to the Administrative Agent evidence of each payment of any Cash Payment made pursuant to the Plan by such Borrower to any Lender;

                (m) Such Borrower shall take all steps as may be necessary or desirable to preserve and protect the value of the Collateral;

                (n) Such Borrower shall from time to time, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any, financing statement, continuation statement, or estoppel certificate), relating to this Note, stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, Liens and priorities of the Administrative Agent and the Lenders with respect to all Collateral furnished under this Note and the other Loan Documents or intended to be so furnished, in each case in such form and at such times as shall be reasonably satisfactory to the Administrative Agent;

                (o) Such Borrower shall refrain from entering into any sale, licensing agreement or similar arrangement without the prior written consent of the Administrative Agent unless such licensing agreement or similar arrangement shall result in an immediate Mandatory Prepayment to the Administrative Agent of not less than the remaining principal amount and all other amounts due, including accrued interest and default interest, if any, under this Note (after giving effect to the requirement that any amounts paid to any Lender or the Administrative Agent shall be applied to the Cash Payments until such payments are paid in full) PROVIDED that the Administrative Agent shall not withhold its consent to any such proposed sale, licensing agreement or similar arrangement in the event that (i) the agreement will result in Mandatory Payments to the Administrative Agent during the term of this Note of not less than all amounts due hereunder and (ii) the Borrowers, not less than 15 days prior to the execution date of any such proposed agreement (or term sheet related to such proposed agreement), provide evidence to the Administrative Agent, including financial statements and related documents in form and substance satisfactory to the Administrative Agent, of the creditworthiness and financial security of any proposed licensee, transferee, or other counterparty under such proposed agreement;

                (p) Such Borrower shall, upon receipt (whether actual or constructive) of any Milestone Payment or licensing fee, pay in cash 50% of the amount received (i) if the Cash Payments have not been made in full, to the holders of the Class 6 Interests (as defined in, and in accordance with, the Plan), to be applied toward the Cash Payments and (ii) if all Cash Payments have been made in full, to the Administrative Agent to be applied toward payment of amounts due under this Note and the other Loan Documents;

                (q) Such Borrower (either itself or through licensees) will not do any act, or omit to do any act, whereby any Issued Patent, Patent Application or other Patent Right may become (or is reasonably likely to become) forfeited, abandoned or dedicated to the public or whereby the validity, grant or enforceability of the security interests granted to the Secured Parties therein could be adversely affected in any material respect;

                (r) Such Borrower will notify the Administrative Agent promptly if it knows, or has reason to know, that any Patent Application or registration relating to any Patent Right may become forfeited, abandoned, dedicated to the public or invalid or unenforceable, or subject to any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO or any court, tribunal or agency in any country) regarding such Borrower's ownership of, use of, or the validity of, any Patent Application or any Patent Right or such Borrower's right to register the same or to own and maintain the same;

                (s) Such Borrower will take all commercially reasonable steps, including in any proceeding before the PTO or any similar office or agency in any other country or group of countries or any political subdivision of any of the foregoing, to maintain and pursue each material Patent Application (and to obtain the relevant registration) and to maintain each registration of the material Issued Patents which are now or shall become included within the Collateral, including, in each case, those items on SCHEDULE A to the Security Agreement, and the filing of all material applications for renewal, affidavits of use and affidavits of incontestability;

                (t) In the event that any Issued Patent, Patent Application or Patent Right is infringed, misappropriated or diluted by a third party, such Borrower shall (i) promptly take all actions necessary to stop such infringement, misappropriation or dilution and to protect its rights in such Issued Patent, Patent Application or Patent Right, (ii) promptly notify the Administrative Agent after it learns of such infringement, misappropriation or dilution and (iii) seek injunctive relief where appropriate and sue to recover any and all damages for such infringement, misappropriation or dilution;

                (u) Each Borrower shall (i) report to the Administrative Agent at least 15 days prior to the date of any of the following actions: (A) the filing of any Patent Application with the PTO, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Borrower or through any agent, employee, licensor, licensee, or designee thereof), (B) to the extent pertaining to any compound or other technology developed by the Grantor as of the date hereof, the registration of any patent by any such office, and (C) to the extent pertaining to any compound or other technology developed by the Grantor as of the date hereof, the acquisition of any application or registration and (ii) in each case, concurrently with such report to the Administrative Agent, authorize, execute and deliver to the Administrative Agent any documentation necessary or desirable to establish, preserve or protect the Administrative Agent's first priority security interest in the Collateral including an updated version of SCHEDULE A to the Security Agreement;

                (v) With respect to the Collateral, no Borrower shall execute, and there will not be on file in any public office, any financing statement or other document or instrument, except (i) financing statements or other documents or instruments filed or to be filed in favor of the Administrative Agent in connection with the Loan Documents and (ii) financing statements or other documents or instruments filed or to be filed in connection with Liens which are expressly junior to the Liens granted to or for the benefit of the Lenders pursuant to the Loan Documents PROVIDED that no such filing shall be made in any jurisdiction in which the first priority Liens granted to or for the benefit of the Lenders pursuant to the Loan Documents have not been perfected or if such filing will in any way impair the first priority interest of the Liens granted to or for the benefit of the Lenders pursuant to the Loan Documents;

                (w) Such Borrower shall promptly notify the Administrative Agent and each Lender in writing of the occurrence of any Event of Default or of any Material Adverse Effect; and

                (x) Such Borrower shall, upon the request of the Administrative Agent, promptly take any and all actions necessary to enable the Administrative Agent, for the benefit of the Lenders, to obtain a valid and perfected first priority security interest in any Collateral in existence as of the date of such request, in each case to the extent such security interest is available under the laws of any relevant jurisdiction.

        5. EVENTS OF DEFAULT. Any and each of the following shall constitute an "Event of Default":

                (a) The Borrowers fail to make, or cause to be made, the full amount of the Second Cash Payment on or before the date which is 365 days after the date Effective Date;

                (b) The Borrowers fail to make, or cause to be made, (i) on or before November 25, 2004, the Initial Cash Payment or (ii) any payment of principal or interest or any other sum when due under this Note or any other Loan Document (other than payments specified in clause (a) of this SECTION 5) including any Mandatory Prepayments due under clause (p) of SECTION 4;

                (c) Either Borrower fails to observe or perform any material term or provision of this Note, the Security Agreement or any other Loan Document (other than any failure described in clause (a) or (b) of this SECTION
5) and such failure shall continue unremedied for a period of 30 days from the earliest of (i) either Borrower becoming aware of such failure or (ii) the Administrative Agent or any Lender providing either Borrower with notice of such failure;

                (d) Any representation or warranty or statement made or furnished by either Borrower in or in connection with any Loan Document is misleading, inaccurate or incomplete in any material respect;

                (e) On or after the Effective Date, (i) either Borrower fails to pay its debts generally as they become due (other than any debt the validity of which is being disputed in good faith as provided in Section 4(j)), or admits in writing its inability to pay its debts as they become due, or such Borrower becomes insolvent, or either Borrower files any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to Borrowers;
(ii) an involuntary petition is filed under any bankruptcy law against either Borrower (and such petition is not dismissed within 60 days), or a custodian, receiver, trustee, assignee for the benefit or creditors, or other similar official, is appointed to take possession, custody or control of the properties of either Borrower; or (iii) either Borrower is dissolved or its business terminated other than as provided in the Merger Agreement;

                (f) The happening of any event under any agreement involving the borrowing of money by, or advance of credit to, either Borrower (other than any agreement which is not material to the business of such Borrower and pursuant to which such Borrower's liabilities do not exceed $7,500), which event gives to the holder of such obligation the right to accelerate the maturity of such obligation, whether or not such right is exercised, unless such debt is being disputed in good faith by the Borrower and neither such debt nor dispute could reasonably be expected to have a Material Adverse Effect;

                (g) Any material change occurs in the corporate or legal structure of any Borrower (other than pursuant to the Merger Agreement) in any manner that negatively affects the Lenders without the prior written approval of the Administrative Agent;

                (h) The Merger Agreement is amended, supplemented or otherwise modified in any manner that materially affects the Lenders (including with respect to the Lenders' conversion rights hereunder) other than with the prior written approval of the Administrative Agent;

                (i) Any judgment in excess of $50,000 is entered against either Borrower, or any involuntary Lien of any kind or character attaches to any assets or property of either Borrower, any of which, in the judgment of the Administrative Agent, may have a Material Adverse Effect, PROVIDED that for purposes of this clause (i), no Lien arising from a judgment shall be considered to have a Material Adverse Effect so long as an appeal or proceeding for review is being prosecuted in good faith and adequate reserves, bonds, insurance or other security reasonably acceptable to the Administrative Agent has been provided with respect to such Lien;

                (j) The Security Agreement or any auxiliary instrument or agreement for any reason ceases to create a valid security interest in the Collateral, or, with respect to any Perfected Collateral or any other Collateral upon which the Administrative Agent at any time perfects its first priority security interest, such security interest shall for any reason cease to be a perfected and first priority security interest;

                (k) Borrower has failed to file, within 30 months of the Effective Date, appropriate documentation in form and substance reasonably satisfactory to the Administrative Agent with the United States Food and Drug Administration (the "FDA") requesting that the FDA hold on drug development efforts with respect to the Collateral be lifted;

                (l) The FDA hold on drug development efforts with respect to the Collateral shall not have been lifted by the date which is 3 years after the Effective Date;

                (m) The Borrowers have abandoned their efforts to develop and bring to market a drug product; and

                (n) Any Cash Payment or any payment made to the Administrative Agent or any Lender under any Loan Document has been rescinded for any reason and, if such rescission is not the fault of either Borrower, the Borrowers have not reimbursed the Administrative Agent for such rescission within 5 business days thereof.

        6. REMEDIES. If any Event of Default shall occur, at the Administrative Agent's option, all obligations of the Borrowers to the Administrative Agent and the Lenders under or in respect of this Note and the other Loan Documents will become immediately due and payable, all without notice of any kind to any Borrower, except that in the case of an Event of Default of the type described in clause (e) of SECTION 5, such acceleration shall be automatic and not optional. In addition, the Administrative Agent and the Lenders shall have all rights and remedies provided in the Loan Documents or available at law, in equity or otherwise. All rights and remedies of the Administrative Agent and the Lenders shall be cumulative and may be exercised singularly or concurrently. Any election by the Administrative Agent or any Lender to pursue any remedy shall not exclude or be deemed a waiver of the right to pursue any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect the right of the Administrative Agent or any Lender to declare a default and to exercise its rights and remedies. Notwithstanding the forgoing, if an Event of Default as described in clause (a) of SECTION 5 has occurred (and no other Event of Default has occurred), the Administrative Agent shall not exercise its right to liquidate the Collateral until the date that is 30 days after the occurrence of such Event of Default, PROVIDED, HOWEVER, that (a) the Administrative Agent shall have the right to exercise all other remedies available under this Note, any other Loan Document, or at law and (b) the Administrative Agent may take actions and begin proceedings which will result in the liquidation of the Collateral so long as such liquidation does not occur prior to the expiration of the 30 day period.

        7. GRANT OF SECURITY INTEREST. To secure the obligations of the Borrowers under this Note, each Borrower hereby assigns, pledges and grants to the Administrative Agent for the benefit of the Lenders a security interest in all of such Borrower's right, title and interest in and to all patents and related rights held by such Borrower whether now held or, to the extent pertaining to any compound or other technology developed by the Grantor on or prior to the date hereof, hereafter acquired and all proceeds and products thereof (collectively, and as more specifically defined in the Security Agreement, the "COLLATERAL"). Concurrent herewith, the Borrowers have entered into the Security Agreement to further evidence such grant of security interest. Each Borrower shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate, in the judgment of the

Administrative Agent, to carry out the intent and purposes of this Section and hereby authorizes the Administrative Agent to prepare and file without the signature of either Borrower such financing statements or other documents as may be necessary or advisable and containing such description of collateral as the Administrative Agent shall determine in its sole discretion.

        8.      CONVERSION RIGHT.

                (a) Each Lender may, at any time subsequent to the consummation of the Merger Agreement, regardless of whether or not any Event of Default shall have occurred, exchange all of the amount owed to such Lender hereunder for common shares of Tetragenex Pharmaceuticals, Inc. at the Conversion Price (such right a "CONVERSION RIGHT" and such shares received, the "CONVERSION SHARES").

                        (i) Any Lender that desires to exercise its Conversion Right shall provide written notice to the Administrative Agent and to each of the Borrowers stating that such Lender is exercising such right and stating the amount owed to such Lender which is to be converted to Conversion Shares. As promptly as practical after, and in any case within 5 days of, receipt of such notice from any Lender, Tetragenex Pharmaceuticals, Inc. shall issue and deliver to such Lender a certificate or certificates for the number of Conversion Shares issuable upon such conversion (rounding up if any fractional shares would otherwise be due), based upon the Conversion Price.

                        (ii) The "Conversion Price" shall initially be $5.25 per Conversion Share and shall be adjusted to account for any and all stock splits, reverse stock splits, and recapitalizations (it being agreed that no sales of securities by either Borrower shall constitute a "recapitalization" for purposes of this SECTION 8) such that any Lender exercising its Conversion Right shall receive Conversion Shares representing the same percentage of total shares outstanding as such Lender would have been entitled to were such Lender to have exercised its Conversion Right immediately upon the effectiveness of the Merger Agreement.

                        (iii) Upon issuance of any Conversion Shares, Tetragenex Pharmaceuticals, Inc. shall provide written notice of such issuance to the Administrative Agent, together with a written acknowledgement of receipt of such Conversion Shares by the applicable Lender. Upon receipt of such notice (together with such acknowledgement), (A) the amount owed under this Note shall be reduced by the amount converted pursuant to the applicable Lender's request and
        (B) SCHEDULE 1 hereto shall be automatically amended to reflect the reduction in the amount owed to such Lender, and the reduction in such Lender's proportionate share of the amounts owed hereunder.

                (b) For so long this Note or any Conversion Shares remain outstanding, (a) on each occasion that Tetragenex Pharmaceuticals, Inc. registers under the Securities Act of 1933, as amended (the "Securities Act"), any shares of its common stock (other than any registration on Form S-8) Tetragenex Pharmaceuticals, Inc. shall include in such registration any and all Conversion Shares then outstanding that have previously not been so registered, and (b) Tetragenex Pharmaceuticals, Inc. shall use all commercially reasonable efforts to cause to become effective a shelf registration statement under the Securities Act with respect to the resale of any and all Conversion Shares previously not so registered no later than the first anniversary of the date on which Tetragenex Pharmaceuticals, Inc. first registered any of its securities under the Securities Act, provided that if the Conversion Shares of each Lender holding Conversion Shares are eligible for sale under Rule 144(k) of the Securities Act, the Lenders shall not have registration rights at such time. This clause (b) shall survive termination of this Note.

                (c) Any Conversion Shares issued hereunder shall be subject to a voting proxy in favor of Tetragenex Pharmaceuticals, Inc.

                (d) Each certificate for Conversion Shares issued upon exercise by any Lender of its conversion right hereunder, unless at the time of exercise such Conversion Shares are registered under the Securities Act, shall bear the following legend (or a substantively equivalent legend):

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT
        (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR (B) PURSUANT TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

        9.      ADMINISTRATIVE AGENT.

                (a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents (including as collateral agent under the Security Agreement) with such powers as are expressly delegated to the Administrative Agent by the terms of this Note and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Note or in any other Loan Document, or be a trustee or a fiduciary for any Lender. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Note or any other Loan Documents or any law, rule, regulation, ordinance, order, treaty, judgment, or similar form of decision of any governmental authority or which conflicts with the governing documents of the Administrative Agent or exposes the Administrative Agent to any liability. None of the Administrative Agent, the Lenders or any of their respective affiliates shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Borrower contained in this Note, the other Loan Documents or in any certificate or other document referred to or provided for in, or received by the Administrative Agent, or any Lender under this Note or any other Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Note, the other Loan Documents, or any other document referred to or provided for herein or for any failure by any Borrower to perform their respective obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                (b) The Administrative Agent shall receive all payments for each Lender and shall distribute such payments to each of the Lenders on a pro rata basis in proportion to such Lender's interest in the amount owed hereunder as provided on Schedule 1 hereto, as such schedule may be updated from time to time. Payments shall be made at the principal office of each Lender as set forth beneath such Lender's name on the signature page hereto, or at such other place as such Lender may from time to time designate in writing to the Administrative Agent.

                (c) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

        10.     ADMINISTRATIVE FEES AND EXPENSES.

                (a) On or before the Effective Date, the Borrowers shall pay an origination and servicing fee of 3% of the face value of this Note to the Administrative Agent. The Borrowers shall also reimburse or pay the Administrative Agent and the other KBC Parties for any and all expenses incurred or expected to be incurred by such party in relation to the Plan, this Note and the Security Agreement. All fees and expenses, including the origination and servicing fee, referenced in this SECTION 10, to the extent incurred on or prior to the Effective Date or included as estimated future expenses, shall be paid by the Borrowers to the Administrative Agent from the Initial Cash Payment and shall reduce the Initial Cash Payment made to each holder of Class 6 Interests (as defined in the Plan) in proportion to such holder's Pro Rata (as defined in the Plan) share of the Initial Cash Payment.

                (b) The Borrower shall also reimburse or pay the Administrative Agent and the other KBC Parties for any and all expenses incurred or expected to be incurred by such party (to the extent not previously paid or reimbursed) in relation to the Plan, this Note and the Security Agreement after the Effective Date and such amounts shall be paid by the Borrowers to the Administrative Agent from the Second Cash Payment and shall reduce the Second Cash Payment made to each holder of Class 6 Interests (as defined in the Plan) in proportion to such holder's Pro Rata (as defined in the Plan) share of the Second Cash Payment.

                (c) In the event that, after payment in full in cash to the Lenders of all amounts due under this Note, payments of fees and expenses made hereunder exceed the actual fees and expenses incurred by the Administrative Agent, the Administrative Agent shall refund any excess payments to the holder of Class 6 Interests (as defined in the Plan) in proportion to their Pro Rata share of the Cash Payments.

                (d) Notwithstanding anything to the contrary herein, any and all fees, costs and expenses of whatever kind or nature, including attorneys' fees and expenses, incurred by the Administrative Agent in connection with the enforcement of the Administrative Agent's or any Lender's rights under this Note, the Security Agreement or any other Loan Document (including the Administrative Agent's rights under SECTION 7 of the Security Agreement as well as the costs of any action taken by Administrative Agent upon the occurrence and during the continuance of any Event of Default). Such fees and expenses shall not result in the reduction of the amount of any Cash Payments.

        11.     INDEMNIFICATION.

                (a) Each Borrower, together with its affiliates, successors and assigns, hereby agrees to indemnify and hold harmless the KBC Parties, including the Administrative Agent, together with the KBC Indemnified Parties, from any and all claims, actions, causes of action , suits, debts, damages, losses, obligations, demands, attorneys' fees and liabilities, whether known or unknown, billed or unbilled, whether resounding in tort, contract, or otherwise, whether anticipated or unanticipated, whether past or present, both in law and in equity (including acts or omissions constituting ordinary negligence), arising from or relating to this Note and the other Loan Documents and such KBC Indemnified Parties' administration thereof, except to the extent that such acts or omissions are finally judicially determined to result solely from such KBC Indemnified Parties' gross negligence or willful misconduct.

                (b) Each Lender hereby releases the KBC Parties, including the Administrative Agent, from any liability arising from or relating to its role in the negotiation, documentation, and/or administration of this Note and any other Loan Document, except to the extent that such acts or omissions are finally judicially determined to result solely from such KBC Indemnified Parties' gross negligence or willful misconduct.

        12. ASSIGNMENT. Any Lender may assign all of its interest under this Note to any other Person, PROVIDED that such Lender obtains the prior written consent of the Administrative Agent, which consent is not to be unreasonably withheld, and PROVIDED FURTHER that:

                (a) it shall be reasonable for the Administrative Agent to withhold its consent to any assignment if such assignment (alone or in conjunction with any other assignment or assignments) will increase the administrative burden borne by the Administrative Agent; and

                (b) such assignment shall not be effective unless and until the Administrative Agent receives written documentation of such assignment in form and substance reasonably satisfactory to the Administrative Agent.

Upon such assignment, (1) the assignee shall be deemed to be a "Lender" under this Note and the other Loan Documents, (2) the assigning Lender shall no longer be a "Lender" under this Note or any other Loan Document; PROVIDED, HOWEVER, the obligations of such assigning Lender under clause (b) of SECTION 11 in respect of any period prior to such assignment shall survive such assignment, and (3)
Schedule 1 shall be automatically updated to reflect such assignment.

        13.     MISCELLANEOUS.

                (a) This Note and the other Loan Documents shall be binding upon and inure to the benefit of the Administrative Agent, each Lender and each Borrower and, in each case, the respective successors and assigns of such party. Notwithstanding the foregoing, no Borrower may assign this Note or any other Loan Document in whole or in part without the prior written consent of the Administrative Agent and each Lender.

                (b) This Note shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York, without regard to conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

                (c) THE PARTIES HERETO HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS NOTE IN PARTIAL SATISFACTION OF THE OBLIGATIONS OWED BY THE BORROWERS TO THE LENDERS.

                (d) The section headings and subheadings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

                (e) Unless otherwise provided, any notice or other communication required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and properly addressed to such party at (i) in the case of any Lender, at the address set forth under such Lender's signature on the signature page attached hereto or (ii) in the case of the Administrative Agent or any Borrower, at the address set forth below, or, in any case, at such other address as such party may designate by 10 days' advance written notice to the other parties.

        If to the Administrative
        Agent,

        addressed to:        KBC Bank N.V.
                             c/o KBC Investco NV
                             Havenlaan 12 Avenue du Port - SIV 8034
                             B-1080 Brussels
                             Attention: Ruth Devenyns, Senior Investment Manager

        With a copy to:      Latham & Watkins LLP
                             885 Third Avenue, Suite 1000
                             New York, New York 10022
                             United States of America
                             Attention: Mitchell A. Seider and John W. Weiss

        If to either or both
        of the Borrowers,
        addressed to:        Tetragenex Pharmaceuticals, Inc.
                             1 Maynard Drive, Suite 205
                             Park Ridge, New Jersey  07656
                             United States of America
                             Attention: Martin F. Schacker
                             Telephone:  (201) 505-1300
                             Facsimile:  (201) 505-1503

                             and

                             Innapharma, Inc.
                             1 Maynard Drive, Suite 205
                             Park Ridge, New Jersey  07656
                             United States of America
                             Attention: Martin F. Schacker
                             Telephone:  (201) 505-1300
                             Facsimile:  (201) 505-1503

        With a copy to:      Silverman Perlstein & Acampora LLP
                             100 Jericho Quadrangle, Suite 300
                             Jericho, New York 11753
                             United States of America
                             Attention:  Gerard R. Luckman
                             Telephone:  (516) 479-6300

                             and

                             Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 East 52nd Street, 9th Floor
                             New York, New York 10022
                             United States of America
                             Attention: Jay M. Kaplowitz, Esq.
                             Telephone:  (212) 752-9700
                             Facsimile:  (212) 980-5192

                (f) This Note and the other Loan Documents constitute the full and entire understanding and agreement among the Borrowers, the Administrative Agent and the Lenders with regard to the subjects hereof and thereof and supersede all prior agreements and understandings among or between the Borrowers, the Administrative Agent and the Lenders relating to the subjects hereof and thereof. This Note and the other Loan Documents may not be amended, modified, altered or supplemented and the observance of any term hereof or thereof may not be waived (either generally or in a particular instance and either retroactively or prospectively) other than by means of a written instrument duly executed and delivered on behalf of the Administrative Agent.

                (g) This Note is subject to modification only by a writing signed by the Administrative Agent and the Borrowers. No party hereto shall be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the waiving party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. No failure or delay on the part of the Administrative Agent or any Lender in exercising any power, right or privilege under this Note or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

                (h) If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

                (i) Upon effectiveness of the Merger Plan, all references to the "Borrowers" or "Grantors" herein and in the other Loan Documents shall be construed as references to Tetragenex Pharmaceuticals, Inc.

                (j) This Note may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        14. ADJUSTMENT. If the Administrative Agent receives, at least 3 business days prior to the Effective Date, (i) written notice from any Lender hereunder that such Lender has reached an agreement with the Borrowers whereby such Lender shall no longer be party to this Note and (ii) a written release by such Lender, in form and substance satisfactory to the Administrative Agent, of all of its rights hereunder, then the principal amount of this Note shall be reduced by the principal amount owed to such Lender as set forth on Schedule 1 and Schedule 1 shall be automatically adjusted to reflect such reduction (including the deletion of such Lender).

                            [SIGNATURE PAGES FOLLOW.]

        Each Borrower, for itself and its permitted successors and assigns, hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

                                        TETRAGENEX PHARMACEUTICALS,
                                        INC., as a Borrower



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        INNAPHARMA, INC., as a Borrower



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED
KBC BANK N.V., as the Administrative Agent and as a Lender



By:
    ----------------------------------------
    Name:
    Title:

                                      S-1
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

KBC VERZEKERINGEN NV, as a Lender



By:
    ----------------------------------------
    Name:
    Title:



        KBC Verzekeringen
        c/o KBC Investco NV
        Havenlaan 12 Avenue du Port - SIV 8034
        B-1080 Brussels
        Attention:  Ruth Devenyns, Senior Investment Manager


                                      S-2
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

FIDEA NV, as a Lender



By:
    ----------------------------------------
    Name:
    Title:



        Fidea NV
        c/o KBC Investco NV
        Havenlaan 12 Avenue du Port - SIV 8034
        B-1080 Brussels
        Attention:  Ruth Devenyns, Senior Investment Manager


                                      S-3
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

KBC PRIVATE EQUITY FUND BIOTECH NV, as a Lender



By:
    ----------------------------------------
    Name:
    Title:



        KBC Private Equity Fund Biotch NV
        c/o KBC Investco NV
        Havenlaan 12 Avenue du Port - SIV 8034
        B-1080 Brussels
        Attention:  Ruth Devenyns, Senior Investment Manager


                                      S-4
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

KBC EQUITY FUND NV, as a Lender



By:
    ----------------------------------------
    Name:
    Title:



        KBC Equity Fund NV
        c/o KBC Investco NV
        Havenlaan 12 Avenue du Port - SIV 8034
        B-1080 Brussels
        Attention:  Ruth Devenyns, Senior Investment Manager


                                      S-5
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

CFH BETILIGUNGSGESELLSCHAFT MBH, as a Lender



By:
    ----------------------------------------
    Name:
    Title:



        CFH Betiligungsgesellschaft mbH
        Loehrstrasse 16
        D-04105 Leipzig, Germany
        Attention:  Joerg Mueller


                                      S-6
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

EUROPEAN DEVELOPMENT CAPITAL CORPORATION NV, as a Lender


By:
    ----------------------------------------
    Name:
    Title:



        European Development Capital Corporation NV
        Castorweg 22-24
        Willemstad, Curacao
        Netherlands Antilles
        Attention:  Mr. R. J. Huyzen


                                      S-7
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

STICHTING RUISCHEND LOOF, as a Lender


By:
    ----------------------------------------
    Name:
    Title:



        Stichting Ruischend Loof
        Herengracht 468
        1017 CA Amsterdam
        The Netherlands
        Attention:  Ms. P.B. Schellens


                                      S-8
                   [Secured Promissory Note - Signature Page]

ACKNOWLEDGED AND AGREED

DR. NANCY CHANG, as a Lender

By:
    ----------------------------------------
    Name:
    Title:



        Tanox, Inc.
        10301 Stella Link
        Houston, Texas 77025-5497
        Attention:  Dr Nancy Chang


                                      S-9
                   [Secured Promissory Note - Signature Page]

                        SCHEDULE 1: LENDERS AND INTERESTS

                                  PRINCIPAL AMOUNT OWED      PERCENTAGE OF TOTAL
        NAME OF LENDER                  TO LENDER              OWED TO LENDER

KBC Bank N.V.                           $430,344.83                16.55%

KBC Verzekeringen NV                    $236,689.66                 9.10%

Fidea NV                                 $50,206.90                 1.93%

KBC Private Equity Fund
Biotech NV                              $717,241.38                27.59%

KBC Equity Fund NV                      $358,620.69                13.79%

CFH Beteiligungsgesellschaft mbH        $358,620.69                13.79%

European Development Capital
Corporation  NV                         $179,310.34                 6.90%

Stichting Ruischend Loof                $179,310.34                 6.90%

Dr. Nancy Chang (c/o Tanox, Inc.)        $89,655.17                 3.45%

TOTAL                                    $2,600,000                  100%

                              SCHEDULE 2: INSURANCE

        [BORROWERS TO PROVIDE]